                                                                   Exhibit 17(b)


                              BOOKS AND RECORDS
             LINCOLN NATIONAL GLOBAL ASSET ALLOCATION FUND, INC.
         RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

     Records to Be Maintained by Registered Investment Companies, Certain
        Majority-Owned Subsidiaries Thereof, and Other Persons Having
              Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker,dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to
Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record             Location                  Person to Contact    Retention

Annual Reports        F & RM                    Eric Jones           Permanently, the first
To Shareholders                                                      two years in an easily
                                                                     accessible place

Semi-Annual           F & RM                    Eric Jones           Permanently, the first
Reports                                                              two years in an easily
                                                                     accessible place

Form N-SAR            F & RM                    Eric Jones           Permanently, the first
                                                                     two years in an easily
                                                                     accessible place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals

Daily reports         Delaware Management       Fund Accounting      Permanently, the first
of securities         Holding Company                                two years in an easily
transactions                                                         accessible place

Portfolio Securities

Equity                Delaware Management       Fund Accounting      Permanently, the first
Notifications         Holding Company                                two years in an easily
                                                                     accessible place

LN-Record             Location                  Person to Contact    Retention

Receipts and Deliveries of Securities (shares)

Not Applicable.

Portfolio Securities

Debit and             Delaware Management       Fund Accounting      Permanently, the first
Credit Advices        Management Company                             two years in an easily
from Bankers                                                         accessible place
Trust Company
Bank Statements

Receipts and Disbursements of Cash and other Debits and Credits

Investment            Delaware Management       Fund Accounting      Permanently, the first
Journal               Holding Company                                two years in an easily
                                                                     accessible place

Daily Journals        Delaware Management       Fund Accounting      Permanently, the first
                      Holding Company                                two years in an easily
                                                                     accessible place

(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

     (i) Separate ledger accounts (or other records) reflecting the following:

          (a)  Securities in transfer;
          (b)  Securities in physical possession;

          (c)  Securities borrowed and securities loaned;
          (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
          (e)  Dividends and interest received;
          (f)  Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger

General Ledger        Delaware Management       Fund Accounting      Permanently, the first
                      Holding Company                                two years in an easily
                                                                     accessible place

Securities in Transfer

File consisting of    Delaware Management       Fund Accounting      Permanently, the first
bank advices, con-    Holding Company                                two years in an easily
firmations, and                                                      accessible place
Notification of
Securities
Transaction

LN-Record             Location                  Person to Contact    Retention

Securities in Physical Possession

Securities            Delaware Management       Fund Accounting      Permanently, the first
Ledger                Holding Company                                two years in an easily
                                                                     accessible place

Portfolio             Delaware Management       Fund Accounting      Permanently, the first
Listings              Holding Company                                two years in an easily
                                                                     accessible place

Securities Borrowed and Loaned

Their files           Delaware Management       Fund Accounting      Permanently, the first
                      Holding Company                                two years in an easily
                                                                     accessible place

Monies Borrowed and Loaned

Not Applicable.

Dividends and Interest Received

Interest File         Delaware Management       Fund Accounting      Permanently, the first
Accrual               Holding Company                               two years in an easily
Activity                                                             accessible place
Journal

Dividend              Delaware Management       Fund Accounting      Permanently, the first
Master File           Holding Company                                two years in an easily
Display                                                              accessible place

Dividends Receivable and Interest Accrued

Investment            Delaware Management       Fund Accounting      Permanently, the first
Journal               Holding Company                                two years in an easily
                                                                     accessible place

Dividend              Delaware Management       Fund Accounting      Permanently, the first
Master                Holding Company                                two years in an easily
File Display                                                         accessible place

Interest File         Delaware Management       Fund Accounting      Permanently, the first
Accrual               Holding Company                                two years in an easily
Activity                                                             accessible place
Journal

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

LN-Record             Location                  Person to Contact    Retention

Ledger Account for each portfolio Security

Inventory             Delaware Management       Fund Accounting      Permanently, the first
(on line)             Holding Company                                two years in an easily
                                                                     accessible place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer         Delaware Management       Fund Accounting      Permanently, the first
Ledger                Holding Company                                two years in an easily
                                                                     accessible place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts

LNL - only            F & RM                    Eric Jones           Permanently, the first
shareholder                                                          two years in an easily
                                                                     accessible place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

Securities Position Record

Maintained by         Delaware Management       Fund Accounting      Permanently, the first
Custodian of          Holding Company                                two year in an easily
Bank and                                                             accessible place
Securities

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.

LN-Record             Location                  Person to Contact    Retention

Corporate Documents

Corporate charter,    Executive-                Sue Womack           Permanently, the first
certificate of        Corp. Secy                                     two years in an easily
incorporation.                                                       accessible place

Bylaws and            Corp. Secy.               Sue Womack
minute books.

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Order Tickets

Sales Order           Putnam                    Robert Ferrini       Six years, the first
or Purchase                                                          two years in an easily
Order                                                                accessible place

Notification          Delaware Management       Fund Accounting      Six years, the first two
Form (From            Holding Company                                years in an easily
AOS Trading                                                          accessible place
System)

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Short-Term Investments

Notification Form     Delaware Management       Fund Accounting      Six years, the first two
(From AOS S-T         Holding Company                                years in an easily
System)                                                              accessible place

Bank Advice           Delaware Management       Fund Accounting      Six years, the first two
and Issuer            Holding Company                                years in an easily
Confirmation                                                         accessible place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

LN-Record             Location                  Person to Contact    Retention

Record of             Delaware Management       Fund Accounting      Six years, the first two
Puts, Calls,          Holding Company                                years in an easily
Spreads, Etc.                                                        accessible place

Not Applicable.

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

Trial Balance

General               Delaware Management       Fund Accounting      Permanently, the first
Ledger                Holding Company                                two years in an easily
                                                                     accessible place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage             Putnam                    Robert Ferrini       Six Years, the first
Allocation                                                           two years in an easily
Listing                                                              accessible place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading               Putnam                    Fund Accounting      Six years, the first two
Authorization                                                        years in an easily
                                                                     accessible place

Advisory              Law Division              Janet Lindenberg/    Six years, the first
Agreements                                      Jeremy Sachs         two years in an easily
                                                                     accessible place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

LN-Record             Location                  Person to Contact    Retention

Not Applicable.

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

Correspondence        Product Administration    Nancy Alford         Six years, the first
                      Product Management        Pat Wiltshire        two years in an easily
                                                                     accessible place

Pricing               Delaware Management       Fund Accounting      Permanently, the first
Sheets                Holding Company                                two years in an easily
                                                                     accessible place

Bank Statements,      Delaware Management       Fund Accounting      Six years, the first
Cancelled Checks      Holding Company                                two years in an easily
and Cash                                                             accessible place
Reconciliations



                    February 18, 1997